                                                                    Exhibit 99.1


[GRAPHIC OMITTED]
For further information:                                           NEWS RELEASE

At NCO Group, Inc.                      At FRB / Weber Shandwick
Michael J. Barrist,                     Joe Calabrese (General)
Chairman and CEO                        Judith Sylk-Siegel (Media)
Steven L. Winokur,                      Nicole Engel (Analysts)
EVP, Finance and CFO                   (212) 661-8030
(215) 793-9300
www.ncogroup.com

For Immediate Release

                 NCO GROUP, INC. ANNOUNCES THIRD QUARTER RESULTS
                       WITH NET INCOME OF $0.30 PER SHARE,
                    EXCLUDING THE EFFECTS OF ONE-TIME CHARGES

FORT WASHINGTON, PA, November 6, 2001 - NCO Group, Inc. ("NCO")(Nasdaq: NCOG), a leading provider of accounts receivable management and collection services, announced today that during the third quarter it achieved net income of $0.30 per share, on a diluted basis, excluding the effects of certain one-time charges, or $0.04 per share, on a diluted basis, including the effects of certain one-time charges. The previously announced one-time charges incurred during the third quarter related to NCO's decision to relocate its corporate headquarters as a result of a flood that occurred in June 2001.

Revenue in the third quarter of 2001 was $174.3 million, an increase of 13.3%, or $20.4 million, from revenue of $153.9 million in the third quarter of the previous year. Net income, excluding the after-tax effects of $11.2 million of one-time charges, was $8.1 million, or $0.30 per share, on a diluted basis, as compared to income from continuing operations of $11.5 million, or $0.45 per share, on a diluted basis, in the third quarter a year ago. Including the one-time charges, net income for the third quarter of 2001 was $952,000, or $0.04 per share, on a diluted basis.

The Company's operations are currently organized into market specific divisions that include U.S. Operations, Portfolio Management, and International Operations. These divisions accounted for $157.3 million, $16.2 million and $9.7 million of the revenue for the third quarter of 2001, respectively. Included in the International Operations revenue was $1.6 million from the U.S. Operations. U.S. Operations included revenue of $7.3 million from Portfolio Management. In the third quarter of 2000, these divisions accounted for $143.6 million, $4.0 million and $8.1 million of the revenue, respectively, before intercompany eliminations of $1.8 million related to Portfolio Management.

Income from operations for the third quarter of 2001, excluding the one-time charges, decreased 16.9% to $21.5 million from $25.8 million for the same period a year ago. Including the one-time charges, income from operations decreased to $10.2 million for the third quarter of 2001.

Selling, general, and administrative expenses included $11.2 million of previously announced one-time charges incurred in connection with the decision to move the corporate headquarters to Horsham, PA as a result of the June 2001 flood of the Fort Washington, PA corporate headquarters. The one-time charges included the full amount of rent due under the remaining term of the Fort Washington, PA lease, but did not include any potential recovery or reduction of those lease payments pending the outcome of a lawsuit filed by NCO against its landlord. The one-time charges also included certain other expenses incurred in connection with the flood and the relocation of the corporate headquarters. Currently, the Company expects all property damage related to the flood to be covered by insurance.

Excluding the effects of the one-time charges, the Company experienced an increase in its payroll and related expenses, as well as its selling, general and administrative expenses as a percentage of revenue, for the third quarter of this year as compared to the third quarter of last year. The increases in cost structure were primarily the result of reduced collectibility within the Company's contingent revenue stream resulting in costs rising as a percentage of the revenue generated by those costs. The effects of the difficult collection environment were further amplified by a significant revenue reduction in September as a result of diminished consumer payments resulting from the terrorist attacks on September 11, 2001. In order to mitigate the effects of decreased collectibility and maintain performance for certain clients, the Company had to increase spending for both payroll and direct costs of collection.

The effective tax rate for the third quarter of 2001 was 55.6% of income before income tax expense. The increase in the effective tax rate in the third quarter was primarily attributable to the higher than expected impact of the non-deductible goodwill amortization on a lower than expected level of operating income.

Commenting on the quarter, Michael J. Barrist, Chairman and Chief Executive Officer, stated, "Like many companies, in the wake of the tragedies of September 11th we were forced to quickly adapt to a new operating environment. Our short-term focus was meeting the immediate needs of our employees and clients. We provided space for displaced New York clients and modified our calling and mail patterns to allow our employees, our clients, and consumers time to adjust to what had transpired. As the month progressed, we worked closely with our clients to assure that our collection activities returned to normalcy in a responsible manner. While we did begin to see an uplift in collections towards the end of September, our monthly revenue was more than 10% off of our original targets. As we moved into October, we refocused our efforts on improving collections and effectively managing our cost structure given the new operating environment. Our managers and staff have done a great job in steadily improving our operating run rate, and we continue to see improvements in performance as we enter November.

"While we are encouraged by this improvement, we believe that some of the revenue improvement in October may be a result of a backlog from September. Additionally, considering the current economic data on consumer sentiment and spending patterns, we believe it is likely that, in the short term, our revenue will fall short of our expectations prior to September 11th. Because of the lack of visibility caused by these factors, we will not be able to provide investor guidance for the fourth quarter and year 2002 at this time. We anticipate that as we move through November and obtain a better understanding of the quarter, we will be able to update investors."

The Company will host an investor conference call on Wednesday, November 7, 2001 at 11:30 a.m., ET, to discuss the items discussed in this press release in more detail and to allow the investment community an opportunity to ask questions. Interested parties can access the conference call by dialing (800) 366-7640 (domestic callers) or (303) 262-2171 (international callers). A taped replay of the conference call will be made available for seven days and can be accessed by interested parties by dialing (800) 405-2236 (domestic callers) or (303) 590-3000 (international callers) and providing the pass code 408426.

NCO Group, Inc. is the largest provider of accounts receivable collection services in the world. NCO provides services to clients in the financial services, healthcare, retail, commercial, education, telecommunications, utilities and government sectors.

                 ----------------------------------------------

Certain statements in this press release, including, without limitation, statements as to NCO's, or management's outlook as to financial results in 2001 and beyond, statements as to the effects of the terrorist attacks and the economy on NCO's business, statements as to the effects of potential business opportunities, statements as to initiatives to improve margins, statements concerning projections of earnings per share or the earnings per share growth rate, statements as to fluctuations in quarterly operating results, statements as to trends, statements as to the Company's or management's beliefs, expectations or opinions, and all other statements in this press release, other than historical facts, are forward-looking statements, as such term is defined in the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. Forward-looking statements are subject to risks and uncertainties, are subject to change at any time and may be affected by various factors that may cause actual results to differ materially from the expected or planned results. In addition to the factors discussed above, certain other factors, including without limitation, the risk that the Company will not be able to implement its five-year strategy as and when planned, risks related to past and possible future terrorists attacks, risks related to the economy, the risk that the Company will not be able to improve margins, risks relating to growth and future acquisitions, risks related to fluctuations in quarterly operating results, risks related to the timing of contracts, risks related to strategic acquisitions and international operations, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K, filed on March 16, 2001, can cause actual results and developments to be materially different from those expressed or implied by such forward-looking statements.

A copy of the Annual Report on Form 10-K can be obtained, without charge except for exhibits, by written request to Steven L. Winokur, Executive Vice President, Finance/CFO, NCO Group, Inc., 515 Pennsylvania Avenue, Ft. Washington, PA 19034.

                        --------------------------------

                                 NCO GROUP, INC.
                        Unaudited Selected Financial Data
                  (in thousands, except for per share amounts)


Consolidated Statements of Income:

                                                                               For the Three Months Ended September 30,
                                                                ------------------------------------------------------------------
                                                                                                         2001
                                                                                  ------------------------------------------------
                                                                    2000                  Actual                   Pro Forma (1)
                                                                -------------     ------------------------     -------------------

Revenue                                                             $153,858              $174,347                    $174,347

Operating costs and expenses:
       Payroll and related expenses                                   74,892                85,305                      85,305
       Selling, general, and administrative expenses                  44,878                69,027                      57,789
       Depreciation and amortization expense                           8,253                 9,774                       9,774
                                                                    --------              --------                    --------
                                                                     128,023               164,106                     152,868
                                                                    --------              --------                    --------
                                                                      25,835                10,241                      21,479
Other income (expense):
       Interest and investment income                                    609                   763                         763
       Interest expense                                               (6,450)               (6,627)                     (6,627)
                                                                    --------              --------                    --------
                                                                      (5,841)               (5,864)                     (5,864)
                                                                    --------              --------                    --------
Income before income tax expense                                      19,994                 4,377                      15,615

Income tax expense                                                     8,447                 2,435                       6,555
                                                                    --------              --------                    --------

Income from continuing operations before
  minority interest                                                   11,547                 1,942                       9,060

Minority interest                                                          -                  (990)                       (990)
                                                                    --------              --------                    --------

Income from continuing operations                                     11,547                   952                       8,070

Discontinued operations, net of taxes:
       Loss on disposal of discontinued operations                    (2,365)                    -                           -
                                                                    --------              --------                    --------
Net income                                                          $  9,182              $    952                    $  8,070
                                                                    ========              ========                    ========

Income from continuing operations per share:
       Basic                                                        $   0.45              $   0.04                    $   0.31
                                                                    ========              ========                    ========
       Diluted                                                      $   0.45              $   0.04                    $   0.30
                                                                    ========              ========                    ========

Net income per share:
       Basic                                                        $   0.36              $   0.04                    $   0.31
                                                                    ========              ========                    ========
       Diluted                                                      $   0.36              $   0.04                    $   0.30
                                                                    ========              ========                    ========

Weighted average shares outstanding:
       Basic                                                          25,610                25,811                      25,811
       Diluted                                                        25,704                25,957 (2)                  29,754


Selected Consolidated Balance Sheet Information:

                                                                                           As of                        As of
                                                                                     December 31, 2000           September 30, 2001
                                                                                  ------------------------     ---------------------
Cash and cash equivalents                                                                 $ 13,490                    $ 27,693
Current assets                                                                             128,534                     197,509
Total assets                                                                               784,006                     929,802

Current liabilities                                                                         48,802                      95,598
Long-term debt, net of current portion                                                     303,920                     366,061
Shareholders' equity                                                                       386,426                     406,308

(1)   Excludes the effects of $11.2 million of one-time charges.
(2) The shares that would have been issued assuming the $125 million of 4.75% convertible subordinated notes were converted into common stock were excluded from the calculation because they were antidilutive.



                    Net cash provided by operating activities

                                 NCO GROUP, INC.
                        Unaudited Selected Financial Data
                  (in thousands, except for per share amounts)

Consolidated Statements of Income:

                                                                            For the Nine Months Ended September 30,
                                                                 -----------------------------------------------------
                                                                                                  2001
                                                                                  ------------------------------------
                                                                    2000             Actual           Pro Forma (1)
                                                                 ------------     -------------     ------------------
Revenue                                                             $451,904          $528,651           $528,651

Operating costs and expenses:
       Payroll and related expenses                                  219,380           267,692            256,981
       Selling, general, and administrative expenses                 132,571           178,314            165,268
       Depreciation and amortization expense                          23,771            28,351             28,351
                                                                 ------------     -------------     --------------
                                                                     375,722           474,357            450,600
                                                                 ------------     -------------     --------------
                                                                      76,182            54,294             78,051

Other income (expense):
       Interest and investment income                                  1,575             2,567              2,567
       Interest expense                                              (19,265)          (21,343)           (21,343)
                                                                       1,313                 -                  -
                                                                 ------------     -------------     --------------
                                                                     (16,377)          (18,776)           (18,776)
                                                                 ------------     -------------     --------------
Income before income tax expense                                      59,805            35,518             59,275

Income tax expense                                                    25,242            14,820             24,072
                                                                 ------------     -------------     --------------

Income from continuing operations before
  minority interest                                                   34,563            20,698             35,203

Minority interest                                                          -            (3,020)            (3,020)
                                                                 ------------     -------------     --------------

Income from continuing operations                                     34,563            17,678             32,183

Discontinued operations, net of taxes:
       Loss from discontinued operations                                (975)                -                  -
       Loss on disposal of discontinued operations                   (23,179)                -                  -
                                                                 ------------     -------------     --------------

Net income                                                          $ 10,409          $ 17,678           $ 32,183
                                                                 ============     =============     ==============

Income from continuing operations per share:
       Basic                                                        $   1.35          $   0.69           $   1.25
                                                                 ============     =============     ==============
       Diluted                                                      $   1.34          $   0.67           $   1.18
                                                                 ============     =============     ==============

Net income per share:
       Basic                                                        $   0.41          $   0.69           $   1.25
                                                                 ============     =============     ==============
       Diluted                                                      $   0.40          $   0.67           $   1.18
                                                                 ============     =============     ==============

Weighted average shares outstanding:
       Basic                                                          25,576            25,760             25,760
       Diluted                                                        25,826            28,651             28,651

(1) Excludes the effects of $23.8 million of one-time charges.

                                 NCO GROUP, INC.
                        Unaudited Selected Financial Data
                  (in thousands, except for per share amounts)


Consolidating Statements of Income:

                                                                             For the Three Months Ended September 30, 2001
                                                                 -------------------------------------------------------------------
                                                                                                       Intercompany
                                                                 NCO Group        NCO Portfolio        Eliminations    Consolidated
                                                                -----------       -------------        ------------    ------------

Revenue                                                         $ 165,505            $ 16,189           $ (7,347)       $ 174,347

Operating costs and expenses:
       Payroll and related expenses                                84,780                 525                              85,305
       Selling, general, and administrative expenses               67,294               9,080             (7,347)          69,027
       Depreciation and amortization expense                        9,699                  75                               9,774
                                                                ----------         -----------         ----------       ----------
                                                                  161,773               9,680             (7,347)         164,106
                                                                ----------         -----------         ----------       ----------
                                                                    3,732               6,509                  -           10,241

Other income (expense):
       Interest and investment income                                 838                  41               (116)             763
       Interest expense                                            (4,517)             (2,226)               116           (6,627)
                                                                ----------         -----------         ----------       ----------
                                                                   (3,679)             (2,185)                 -           (5,864)
                                                                ----------         -----------         ----------       ----------
Income before income tax expense                                       53               4,324                  -            4,377

Income tax expense                                                    814               1,621                               2,435
                                                                ----------         -----------         ----------       ----------

(Loss) income from continuing operations before
  minority interest                                                  (761)              2,703                  -            1,942

Minority interest (1)                                                   -                   -               (990)            (990)
                                                                ----------         -----------         ----------       ----------

Net (loss) income                                               $    (761)           $  2,703           $   (990)       $     952
                                                                ==========         ===========         ==========       ==========

(1) NCO Group owns approximately 63% percent of the outstanding common stock of NCO Portfolio Management, Inc.

                                 NCO GROUP, INC.
                        Unaudited Selected Financial Data
                  (in thousands, except for per share amounts)


Consolidating Statements of Income:

                                                                           For the Nine Months Ended September 30, 2001
                                                               ------------------------------------------------------------------
                                                                                                      Intercompany
                                                                NCO Group         NCO Portfolio       Eliminations   Consolidated
                                                               -----------        -------------       -------------  ------------
Revenue                                                         $ 502,321           $ 46,723           $ (20,393)      $ 528,651

Operating costs and expenses:
       Payroll and related expenses                               266,359              1,333                             267,692
       Selling, general, and administrative expenses              174,723             23,984             (20,393)        178,314
       Depreciation and amortization expense                       28,176                175                              28,351
                                                                ----------         ----------         -----------     -----------
                                                                  469,258             25,492             (20,393)        474,357
                                                                ----------         ----------         -----------     -----------
                                                                   33,063             21,231                   -          54,294

Other income (expense):
       Interest and investment income                               3,048                159                (640)          2,567
       Interest expense                                           (15,884)            (6,099)                640         (21,343)
                                                                ----------         ----------         -----------     -----------
                                                                  (12,836)            (5,940)                  -         (18,776)
                                                                ----------         ----------         -----------     -----------
Income before income tax expense                                   20,227             15,291                   -          35,518

Income tax expense                                                  9,086              5,734                              14,820
                                                                ----------         ----------         -----------     -----------

Income from continuing operations before
  minority interest                                                11,141              9,557                   -          20,698

Minority interest (1)                                                   -                  -              (3,020)         (3,020)
                                                                ----------         ----------         -----------     -----------

Net income                                                      $  11,141           $  9,557            $ (3,020)       $ 17,678
                                                                ==========         ==========         ===========     ===========


(1) NCO Group owns approximately 63% percent of the outstanding common stock of NCO Portfolio Management, Inc.